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Exhibit 23.1

Consent of independent registered public accounting firm

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated May 3, 2010 (except as to Note 6, as to which the date is March 16, 2011) in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-138952) and related Prospectus of Stewart & Stevenson LLC for the registration of shares of its common stock.

                      /s/ Ernst & Young LLP

Houston, Texas
March 16, 2011

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  Exhibit 23.1
Consent of independent registered public accounting firm